JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

AMENDED AND RESTATED

BYLAWS

For the Government of the Shareholders

and Board of Directors

ARTICLE I

Offices

Section 1. Principal Office. The principal office of Jefferson National Life Insurance Company of New York (the “Company”) shall be located in New York County, New York.

Section 2. Branch Offices. Branch offices may be established anywhere in the United States of America, its territories or possessions.

ARTICLE II

Meetings of Shareholders

Section 1. Meetings In or Out of State. Any meeting of shareholders may be held in or outside of the State of New York.

Section 2. Annual Meeting. An annual meeting of the shareholders shall be held on the second Tuesday of August of each year at such place and time as may be determined by the Board of Directors. If, for any reason, the annual meeting is not held as provided for in this section, then the business to be transacted thereat may be transacted at any special meeting of the shareholders called as provided in Section 3 of this Article.

Section 3. Special Meetings of Shareholders. Special meetings of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, a majority of the members of the Board of Directors acting with or without a meeting, or upon the written request of persons who hold 25% of all the votes entitled to be cast on any issue proposed to be considered. Upon request in writing by registered mail or delivered in person to the Chief Executive Officer, the President, the Secretary, or to any other person or persons entitled to call a meeting of the shareholders, it shall be the duty of the officer receiving such request to give notice forthwith to the shareholders, as provided in Article V, and if such notice shall not be so given, then the person or persons making such request may give such notice to the shareholders. Such notice for special meetings shall specify the time, place, and purpose or purposes thereof and no business other than that included in the statements of such notice shall be acted upon at such meeting except with the consent of all of the shareholders entitled to notice of and eligible to vote at the meeting in question.

Section 4. Notice of Meetings. Notices of regular or special meetings of the shareholders shall be delivered not more than forty-five (45) nor less than ten (10) days before the date fixed for the meeting. The shareholders entitled to such notice shall be those of record as of (i) the day preceding the day on which notice is given, or (ii) if a record date therefor is fixed as provided by law or these Bylaws, the date so fixed. In the event of the transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice upon the transferee.

Section 5. Business Transacted at Special Meetings. Business transacted at special meetings shall be limited to the purpose stated in the notice and matters germane thereto, except with the consent of all shareholders entitled to notice of and eligibility to vote at the meeting in question.

Section 6. Quorum. A quorum shall be deemed to be present for any matter to be presented at a meeting of the shareholders if the holders of a majority of the issued and outstanding shares entitled to vote at the meeting are represented at that meeting, whether in person or by proxy, except as otherwise provided by statute or by the Charter, as amended or restated. However, if at any regular or special meeting of the shareholders, or at any adjournment thereof, a quorum is not present, then a majority vote of the shares present in person or by proxy shall constitute a quorum for the purpose of (i) adjourning the meeting until a quorum competent to act on any matter or proposal is present and (ii) establishing the date, time and place of the rescheduled meeting.

Section 7. Shareholder Vote. Except as otherwise provided in the Charter, each shareholder shall, at every meeting of the shareholders, be entitled to one vote for each share of common stock held by such shareholder.

Section 8. Election of Directors at Regular Annual Meeting. At each regular annual meeting of the shareholders, the successors of the directors whose terms expire shall be elected by ballot. Directors shall be elected by receiving the highest number of votes cast on the ballot. Voting shall be non-cumulative. Only persons nominated as candidates and satisfying any qualification requirements of directors shall be eligible for election as directors. No requirements shall exist as to notice of such annual election other than those already contained in the provisions as to notices of the annual meeting.

If a sufficient number of directors to conduct the business of the Company is not elected within one month of the date designated for the election of such directors at the regular annual meeting, the directors shall call a special meeting of the shareholders for the purpose of electing directors. If such special meeting of the shareholders is not called by the directors within two weeks after the expiration of such period or if such special meeting is called but there is a failure to elect such directors for a period of two months after the expiration of such period, the holders of ten percent of the votes of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors specifying the date and month thereof, which shall not be less than sixty nor more than ninety days from the date of such written demand. The Secretary of the Company upon receiving the written demand shall promptly give notice of such meeting, or if he fails to do so within five business days thereafter, any shareholder signing such demand may give such notice. At any such meeting called on demand of shareholders, notwithstanding Section 6 of Article II (Quorum), the shareholders attending, in person or by proxy, and entitled to vote in an election of directors, shall constitute a quorum for the purpose of electing directors, but not for the transaction of any other business.

No election of directors shall be valid unless a copy of the notice of election shall have been filed in the office of the New York Superintendent of Financial Services at least ten days before the day of such election.

Section 9. Voting By Proxy. Except as otherwise provided in the Charter, each shareholder shall, at every meeting of shareholders, be entitled to vote in person or by proxy executed in writing by the shareholder. No proxy shall be voted unless signed and executed within sixty (60) days prior to the meeting for which said proxy was given. Such proxy shall be valid for eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy. A proxy may be revoked at any time by the shareholder who executed the proxy unless the proxy conspicuously indicates that it is irrevocable and is coupled with an interest, except as otherwise provided by the New York law. Except where the transfer books of the Company have been closed or a date has been fixed as a record date for the determination of the shareholders entitled to vote, no share of stock shall be voted at any election for Directors, which has been transferred on the books of the Company within twenty (20) days preceding such election of directors.

Section 10. Majority Vote. The affirmative vote of the holders of a majority of the shares of common stock that are present at the meeting, whether in person or by proxy, and voting, shall be the act of the shareholders, except as may otherwise be provided by statute or the Charter or these Bylaws.

Section 11. Action by Unanimous Written Consent Without a Meeting. Whenever a vote of the shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by the provisions of law or the Charter or these Bylaws of the Company, the meeting and vote of the shareholders, as well as notice of the meeting, shall not be required if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken by manual, facsimile, conformed, or electronic signature thereon. Any such action by written consent shall be filed with the minutes of the proceedings of the shareholders.

Section 12. Order of Business. At all shareholders’ meetings, the order of business shall be as follows, unless changed by the affirmative vote of the holder(s) of a majority of the shares represented at that meeting:

1.	Reading of the minutes of the preceding meeting

2.	Reading and consideration of reports and statements—report of the Chief Executive Officer, the President, any other officer and any committee

3.	Election of directors (at annual or special meetings called for that purpose)

4.	Old or unfinished business

5.	New business

6.	Adjournment

ARTICLE III

Fiscal Year

The fiscal year of the Company shall begin on the first day of January and end on the last day of December of each year, but the Board of Directors shall have the power to change such fiscal year at any time it deems such change advisable.

ARTICLE IV

Board of Directors

Section 1. Power of Directors. The corporate powers, business, and property of the Company shall be exercised, conducted, and controlled by, or under the direction of, the Board of Directors except as otherwise required by the provisions of law or the Charter or these Bylaws of the Company with regard to action or actions required to be taken or approved by the shareholders. Directors shall have power to do all lawful acts and things pertaining to the business and affairs of the Company unless (i) such acts and things are prohibited by law, the Charter or these Bylaws or (ii) such acts and things are matters directed or required to be exercised or done by the shareholders.

Section 2. Number of Directors. The Board of Directors shall range in number from seven (7) to twenty-one (21) members. The Board of Directors may increase or decrease by resolution the number of directors within this range.

At all times a majority of the directors shall be citizens and residents of the United States and not less than one thereof shall be a resident of the State of New York. Directors shall be at least eighteen years of age and need not be a shareholder.

To comply with New York’s independent director requirement, the Company shall rely on Article 12, Section 1202(b)(3) of the New York Insurance Law, whereby the provisions of said section regarding independent directors and committees of the Board of Directors shall not apply to the Company as the parent or ultimate parent of the Company has a Board of Directors and committees thereof that meet such requirements.

Section 3. Chairman of the Board. The Chairman of the Board, if one is elected, must be a member of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman, if one is elected, the Chief Executive Officer and the President, another director shall be selected by those directors present to serve as temporary Chairman of the Board.

Section 4. Vice Chairman. The Vice Chairman, if one is elected, must be a member of the Board of Directors. In the absence of the Chairman of the Board, or at the Chairman of the Board’s request, the Vice Chairman shall preside at the meetings of the Board of Directors and shareholders and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held during the year at such times and in such places as may be determined by the Board of Directors.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or the executive committee, and shall be called by the Chairman of the Board upon the written request of a majority of the directors, specifying the purpose for which the meeting is to be called. Notice of time and place of special meetings shall be given to each director at least forty-eight (48) hours before the meeting. The notice need not specify the business to be transacted.

Section 7. Quorum. A majority of all of the directors shall constitute a quorum for the transaction of business at all meetings, provided a lesser number may adjourn the meeting from time to time, without notice other than announcement at the meeting.

Section 8. Majority Votes. An affirmative vote of a majority of the directors present and voting at a meeting at which a quorum is present shall constitute the act of the Board of Directors, except as may otherwise be provided by statute, the Charter, as amended or restated, or these Bylaws.

Section 9. Compensation. The members of the Board of Directors, other than salaried officers, shall receive such compensation as shall be fixed by the Board of Directors from time to time for the performance of services for the Company, together with reimbursement for their reasonable expenses incurred in the performance of such services.

Section 10. Vacancies. Any vacancy on the Board of Directors may be filled by a majority vote of the remaining directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.

Any such newly elected directors shall not take office nor exercise their duties until ten days after written notice of their election shall have been filed in the office of the New York Superintendent of Financial Services.

Section 11. Action by Unanimous Written Consent Without a Meeting. Whenever a vote of directors at a meeting thereof is required or permitted to be taken in connection with any corporate action by the provisions of law or the Charter or these Bylaws of the Company, the meeting and vote of the directors, as well as notice of the meeting, shall not be required if all of the directors who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken by manual, facsimile, conformed, or electronic signature thereon. Any such action by written consent shall be filed with the minutes of the proceedings of the Board of Directors.

ARTICLE V

Notice

Section 1. Written Notice. Unless otherwise provided by statute or the Charter or these Bylaws, a written, printed, or electronic notice of each regular or special meeting of the shareholders and each special meeting of the Board of Directors stating the time, place, and purposes thereof, shall be delivered to each shareholder of record or director entitled to vote at such meeting or entitled to notice, whether delivered personally, by mail, or electronic transmission. If delivered personally or by mail, such notice shall be addressed and delivered to the last known address of such shareholder or director as shown by the books of the Company. Such notice shall be deemed given on the day such notice is personally delivered or deposited in the mail. If notice is electronically transmitted to a shareholder or director, it shall be sent in a manner previously authorized by the shareholder or director. If such notice is transmitted electronically, it shall be deemed given on the day of the transmission. If any meeting is adjourned to another time or place, no further notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

Section 2. Waiver of Notice. Whenever such notice is required to be given under the provisions of law or the Charter or these Bylaws of the Company, the person or persons entitled to such notice may, either before, at or after such meeting, waive in writing any or all of the provisions of law, the Charter or these Bylaws as to notice of such meeting, including the time, place, and purpose thereof or any irregularities in such notice or arising in connection therewith or with the giving thereof and shall thereby validate the proceedings at such meeting as fully as if all of the requirements waived had been duly met. The attendance of such person at any such meeting, in person or by proxy, without protesting the lack of a proper notice of such meeting, shall be deemed to be a waiver of notice of such meeting.

ARTICLE VI

Officers

Section 1. Officers. The officers shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors or any committee of the Board of Directors, to the extent such committee has been delegated authority to appoint or elect officers by the Board of Directors, may appoint or elect or provide to be elected or appointed by resolution from time to time. Any two or more of the offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required by provisions of law or the Charter or these Bylaws of the Company to be executed, acknowledged, or verified by two or more officers.

The officers shall hold office until the date of the next annual meeting of the Board of Directors and until their respective successors are elected and qualified; provided, however, that any officer may be removed from office with or without cause at any time by a vote of at least two-thirds of the entire Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not, in itself, create contract rights. If, for any cause, there is no annual meeting of the Board of Directors, or if such meeting is held and no one is elected or re-elected to one or more of the offices, the omitted election may be held in the manner above described at any other meeting of the Board of Directors or any committee of the Board of Directors, to the extent such committee has been delegated authority to appoint or elect officers by the Board of Directors, if such meeting is duly called as a special meeting for that purpose or if each member of the Board of Directors or such committee shall be present or shall waive in writing the call and notice thereof.

Section 2. Qualifications. Officers need not be shareholders or directors.

ARTICLE VII

Duties of Officers

Section 1. Chief Executive Officer. The Chief Executive Officer, if one is elected, shall exercise general administrative leadership and direction of the Company in conformity with actions and controls established and maintained by the Board of Directors. The Chief Executive Officer shall, in compliance with the laws of the State of New York, the Charter, and these Bylaws, and in concurrence with the actions of the Board of Directors, direct the activities of the officers of the Company. The Chief Executive Officer shall have the power and authority to execute on behalf of the Company any and all documents, contracts, instruments, or other papers to which the signature of the Company is to be attached; provided, however, a facsimile signature may be printed, engraved, or stamped on any approved document, contract, instrument, or other papers of the Company. The Chief Executive Officer shall exercise the discretion of and perform generally all the duties incident to the office of the Chief Executive Officer and such other and further duties as may be from time to time required by the Board of Directors.

In the absence of the Chairman of the Board and the Vice Chairman, if one is elected, or at the request thereof, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 2. President. The President shall be the chief operating officer of the Company and shall, in compliance with the laws of the State of New York, the Charter, and these Bylaws, and in concurrence with the Chief Executive Officer and actions of the Board of Directors, direct the activities of its officers. In the event the Company does not have a separately elected Chief Executive Officer, the President shall serve as the Chief Executive Officer and shall have the powers and duties described in Article VII, Section 1 of these Bylaws.

Except as provided for by resolution of the Board of Directors or by memorandum from the Chief Executive Officer, the President shall have the power and authority to execute on behalf of the Company those documents, contracts, instruments, or other papers to which the signature of the Company is to be attached; provided, however, a facsimile signature may be printed, engraved, or stamped on any approved document, contract, instrument, or other papers of this Company. The President shall exercise the discretion of and perform generally all the duties incident to the office of President and such other and further duties as may be required by the Board of Directors or the Chief Executive Officer.

In the absence of the Chairman of the Board, the Vice Chairman, if one is elected, and the Chief Executive Officer, or at the request thereof, the President shall preside at meetings of the shareholders and the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 3. Vice Presidents. The Vice Presidents, who may be designated Executive Vice President, Senior Vice President, Vice President, or Associate Vice President, shall have such powers and perform such duties as may be assigned to them by the Chief Executive Officer or the President and approved by the Board of Directors.

Section 4. Chief Legal Officer. The Chief Legal Officer, if one is elected, shall furnish legal counsel on corporate matters as required, render legal opinions to the Board of Directors, the Chief Executive Officer, the President and other officers and employees as requested; interpret all laws and regulations relating to the business of the Company; initiate recommendations with respect to legislation affecting the business of the Company; and shall perform such other and further duties as may be required by the Board of Directors, the Chief Executive Officer or the President.

Section 5. Secretary. The Secretary shall issue notices and maintain the official records of all meetings of the shareholders and the Board of Directors and such records shall be attested by the Secretary or by such other person as shall have acted as Secretary of such meeting in the case of the Secretary’s absence for any reason. The Secretary shall have charge of the seal, share, or other security books of the Company and shall issue and attest all certificates of shares or other securities of the Company; provided, however, a facsimile signature may be printed, engraved, or stamped on certificates for shares, bonds, or other securities of the Company when such certificates are countersigned by a transfer agent or registrar. In such case where an incorporated transfer agent or registrar of the shares or other securities of the Company shall be duly appointed by the Company, the Secretary may place in charge of such incorporated transfer agent or registrar the seal and share or other security books of the Company and such incorporated transfer agent or registrar may perform, in the Secretary’s stead, all duties in connection with the shares of the Company. The Secretary shall have power and authority to sign or attest, on behalf of the Company, all approved instruments, papers, and documents where required in carrying on the business of the Company; provided, however, a facsimile signature may be printed, engraved, or stamped thereon; and shall perform such other and further duties as may, from time to time, be assigned by the Chief Executive Officer or President and approved by the Board of Directors.

Section 6. Treasurer. The Treasurer shall maintain custody of all funds, securities, and properties of the Company; direct the receipt and deposit of all funds and securities and payment of all authorized disbursements of the Company; direct the administration of all accounting activities of the Company; furnish financial reports of the Company, as required; have the power and authority to sign or attest all approved instruments, papers, and documents where required in carrying on the business of the Company; and shall perform such other and further duties as may from time to time be assigned by the Chief Executive Officer or President and approved by the Board of Directors.

Section 7. Assistant Secretary. The Assistant Secretary shall, at all times, act as an assistant to the Secretary and shall have such powers and perform such duties as may be assigned by the Secretary and approved by the Chief Executive Officer or the President. In case both the Secretary and the Assistant Secretary are at the same time absent or unable to perform their duties, the Board of Directors may appoint a Secretary pro tempore with the power and duty to act as Secretary during such absence or disability of both the Secretary and Assistant Secretary.

Section 8. Assistant Treasurer. The Assistant Treasurer shall, at all times, act as an assistant to the Treasurer and shall have such powers and perform such duties as may be assigned by the Treasurer and approved by the Chief Executive Officer or the President.

Section 9. Execution of Instruments. In addition to the Chief Executive Officer, the President, the Treasurer and the Secretary, any Vice President, Assistant Secretary, or Assistant Treasurer shall have the power and authority to sign all approved documents, instruments, contracts, or other papers in connection with the operation of the business of the Company; provided, however, the signature of any of them may be printed, engraved, or stamped on any approved document, contract, instrument, or other papers of the Company.

Section 10. Vacancies. Whenever a vacancy occurs in any office of the Company for any cause, the vacancy may be filled for the unexpired term by the Board of Directors or any committee of the Board of Directors, to the extent such committee has been delegated authority to appoint or elect officers by the Board of Directors, if those present constitute a quorum thereof.

Section 11. Bond of Officers and Employees. Any officer or employee of the Company handling funds or negotiable instruments or any other property of the Company shall furnish such bond or shall be covered by a blanket bond in such amounts and with such surety or sureties as may be required by the Board of Directors. The premium of any such bond shall be paid by the Company.

ARTICLE VIII

Funds and Investments

Section 1. Deposit of Funds. The funds of the Company shall be deposited in the name of the Company in such depositories as the Board of Directors may designate. Such funds shall be disbursed only by check or order signed by authorized persons designated from time to time by the Board of Directors.

Section 2. Deposit of Securities. All securities owned by the company shall be delivered in either book entry or physical form and may be held by a third-party custodian bank, in a safety deposit vault or a fire safe locked file. Movement of securities into or from the custodial bank will be accomplished in the normal course of business with appropriate reconciliation and reporting of transactions. Access to the safety deposit vault(s) or a fire safe locked file(s) shall be had by any two of the following officers acting in conjunction with each other: the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Secretary, the Treasurer, an Assistant Secretary, an Assistant Treasurer, or any other person or persons designated by the Board of Directors from time to time.

ARTICLE IX

Committees

The Board of Directors may, at its discretion, appoint or elect an executive committee and any other committee or committees from its own number and may delegate to any such committee or committees any or all of the authority of the Board of Directors. Each committee shall be comprised of at least such number of directors as may be required by the laws of the State of New York. The executive committee shall have and may exercise the powers of the Board of Directors in the interim between meetings of the Board of Directors and shall, at all times, be subject to any instructions issued by the Board of Directors. Such executive committee shall, from time to time, make a report of its acts and transactions to the Board of Directors. The act of a majority of the executive committee or any other committee of the board shall be effective in all respects as the act of such committee at a meeting, or any such committee may act by a writing signed by all of its members without a meeting. No committee may fill vacancies in the Board of Directors or in any committee of the Board of Directors; authorize distributions except according to a formula or method, or within limits prescribed by the Board of Directors; approve or propose to shareholders any actions that pursuant to applicable law require shareholder approval; or amend the Charter of the Company.

ARTICLE X

Shares

Section 1. Certificates of Shares. Each shareholder of the Company, whose shares are paid in full, shall be entitled to a certificate or certificates showing the number of shares registered in such shareholder’s name on the books of the Company. Such certificates shall be issued in numerical order and signed by the Chief Executive Officer or the President and the Secretary, or such other officers or persons as may be authorized by the Board of Directors. The signature of any of said officers may be facsimile, engraved, stamped, or printed when such certificates are countersigned by a transfer agent or registrar. A full record of each certificate as issued shall be entered on the stock record books of the Company. No new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered and canceled, except as provided for in Section 3 of this Article.

Section 2. Transfer of Shares. The shares of the Company may be transferred on the books of the Company by the holder thereof in person or by a duly authorized attorney upon the surrender of the certificate therefor properly endorsed and assigned.

Section 3. Lost, Stolen, Destroyed or Mutilated Certificates. If any share certificate of this Company becomes worn, defaced, or mutilated, the Secretary, upon presentation or surrender thereof, may order the same canceled, and may issue a new certificate in lieu thereof. If any share certificate is lost, stolen, or destroyed, the Secretary may issue a new certificate in lieu thereof to the person entitled to such lost, stolen or destroyed certificate upon receiving an affidavit of loss and indemnity agreement containing such terms as may be approved by the chief legal and governance officer to protect the Company or any person, firm or other company from loss, cost or damage resulting from the issue of such new certificate.

Section 4. Closing of Transfer Books. The Board of Directors shall have the power to close the share transfer books of the Company for a period not to exceed forty-five (45) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital shares shall go into effect; provided, however, that in lieu of closing the share transfer books, the Board of Directors may fix, in advance, a date not exceeding forty-five (45) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and eligible to vote at any such meeting, or entitled to receive payment of any such dividend or entitled to any such allotment of rights or to exercise the rights with respect to any such change, conversion, or exchange of shares, and in such cases only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and eligible to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the Company after any such record date fixed as aforesaid. The Company shall be entitled to treat the holder of record of any share or shares of the Company as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of New York.

Section 5. Transfer Agents and Registrars. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars. The Board of Directors shall have authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Company.

ARTICLE XI

Indemnification and Non-Liability

Section 1. Indemnification of Directors, Officers, and Employees. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, trustee, officer, member, or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, to the full extent and under the circumstances permitted by the laws of the State of New York and/or applicable federal law; provided, however, that the Company shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Company. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, trustee, officer or employee is proper in the circumstances because such person has met the applicable standards of conduct set forth in the laws of the State of New York and/or applicable federal law. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not, and are not, parties to or threatened with any such action, suit or proceeding, or (2) if such a quorum is not obtainable, or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel meeting the requirements of independence prescribed by the laws of the State of New York and/or applicable federal law, or (3) by the members, or (4) if applicable, by the New Yok State Supreme Court or the court in which such action, suit or proceeding was brought.

Section 2. Other Rights. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Charter or these Bylaws, any agreement, vote of shareholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, trustee, agent, or employee and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 3. Advance Payment of Expenses. To the extent and under the circumstances permitted by the laws of the State of New York and/or applicable federal law, the Company shall pay to any director, and may pay to any other person entitled to indemnification pursuant to Section 1 of this Article XI, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in Section 1 of this Article XI, in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such expenses in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the Company of any legally required undertaking by or on behalf of such director or other person.

Section 4. Contractual Rights; Applicability. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the Indemnitee may bring suit as if the provision hereof were set forth in a separate written contract between the Company and such Indemnitee, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

Section 5. Requested Service. Any person serving, in any capacity with (i) another company of which a majority of the shares entitled to vote in the election of its directors is held by the Company, or (ii) any employee benefit plan of the Company or of any company referred to in clause (i), shall be deemed to be doing so at the request of the Company.

Section 6. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, or employee of the Company, or is or was serving at the request of the Company as a director, trustee, officer, or employee of another company, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other entity against any liability asserted against such person and incurred in any such capacity or arising out of the status as such, whether or not the Company would have the power to indemnify or advance expenses to such person against such liability under this Article XI.

ARTICLE XII

Seal

The seal of the Company shall be circular with the name of the Company around the margin and the word “SEAL” across the center. The corporate seal may be altered by order of the Board of Directors at any time.

ARTICLE XIII

Amendment to Bylaws

These Bylaws of the Company may be amended by addition, alteration, or repeal, at any meeting of the Board of Directors by an affirmative vote of a majority of all the directors.

ARTICLE XIV

Consent by Electronic Signature

To the extent permitted by the laws of the State of New York, a consent provided as an electronic signature shall be sufficient to reflect consent to actions in writing permitted by these Bylaws and the laws of the State of New York.

Adopted as of March 1, 2017